UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               APPLE SUITES, INC.
             (Exact name of registrant as specified in its charter)

                VIRGINIA                                54-1933472
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)

        9 NORTH THIRD STREET, RICHMOND, VA                    23219
     (Address of principal executive offices)               (Zip Code)


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                      None

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]


  SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:

                                 Not applicable

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                  Common Shares

Item 1.  Description of Registrant's Securities to be Registered

This Registration Statement pertains to the Common Shares (the "Shares") issued by Apple Suites, Inc. (the "Company"). A description of the Shares meeting the requirements of this item appears in the discussion under the heading
"Description of Capital Stock," on pages 70 through 74 of the Company's Prospectus, dated August 3, 1999, filed pursuant to Rule 424 (b)(3) under the Securities Act of 1933 on August 4, 1999, relating to the Company's Registration Statement on Form S-11, File No. 333-77055, originally declared effective on August 3, 1999, which is incorporated herein by reference. All Shares currently issued and outstanding are in uncertificated form.

Item 2.    Exhibits

Exhibit
No.                                         Description
-------                                     -----------

3.1 Articles of Incorporation of Apple Suites, Inc. (Incorporated by reference to the Exhibit of the same number to the Company's Registration Statement on Form S-11, as amended; File No. 333-77055).

3.2 Amended and Restated Bylaws of Apple Suites, Inc. (Incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-11, as amended; File No. 333-77055).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Apple Suites, Inc.



                                            By:  /s/ Glade M. Knight
                                                --------------------------------
                                                     Glade M. Knight

                                                     Chairman of the Board,
                                                     Chief Executive Officer,
                                                     President and Secretary

                                            Date:    April 27, 2000